SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934 (Amendment No.)
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ESP ENTERPRISES, INC.
(Name of Registrant As Specified In Charter)

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ESP ENTERPRISES, INC.
P.O. Box 53846
Lafayette, LA 70505
(337) 706-7056

Notice of Written Consent of Stockholders
February __, 2008

February __, 2008

Dear Stockholder:

The accompanying Information Statement is being furnished to the holders of shares of the common stock of ESP Enterprises, Inc., (the "Company"), a Colorado corporation.  The Board of Directors (the "Board") is not soliciting your proxy and you are requested not to send us a proxy.  The purpose of this Information Statement is to notify you of actions already approved by written consent of a majority of the voting stockholders and directors. Pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, the following actions will not be effective until twenty (20) days after the date the Information Statement is mailed to the stockholders:

(1)	To authorize the Company to discontinue its business in the State of Colorado and to redomesticate its business in the State of Delaware.

(2)	To amend the Articles of Incorporation of the Company to set a par value for the Company’s common stock at $.001 per share and for the Company’s preferred stock at $.001 per share.

The enclosed Information Statement is being mailed on or about February __, 2008 to stockholders of record as of the close of business on February 11, 2008. You are urged to read the enclosed Information Statement in its entirety.

                           For the Board of Directors of
                           ESP ENTERPRISES, INC.

                          By: /s/ David Dugas
                          David Dugas
           Chairman

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

ESP ENTERPRISES, INC.
P.O. Box 53846
Lafayette, LA 70505
(337) 706-7056

(Preliminary)
February 14, 2008

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders (the "Stockholders") of the common stock, no par value per share (the "Common Stock"), of ESP Enterprises, Inc., a Colorado Corporation (the "Company"), to notify such Stockholders of the following:

(3)
On or about February 11, 2008, the Company received written consents in lieu of a meeting of Stockholders from holders of 15,075,000 shares representing approximately 62% of the 24,300,000 shares of the total issued and outstanding shares of voting stock of the Company (the "Majority Stockholders") authorizing the Company to discontinue its business in the State of Colorado and to redomesticate its business in the State of Delaware.

(4)
On or about February 11, 2008, the Company received written consents in lieu of a meeting of Stockholders from holders of 15,075,000 shares representing approximately 62% of the 24,300,000 shares of the total issued and outstanding shares of voting stock of the Company (the "Majority Stockholders") approving an amendment to the Articles of Incorporation of the Company (the "Certificate of Amendment") to set a par value for the Company’s common stock at $.001 per share and for the Company’s preferred stock at $.001 per share.

On February 11, 2008, the Board of Directors of the Company approved the above-mentioned actions, subject to Stockholder approval. The Majority Stockholders approved the action by written consent in lieu of a meeting on February 11, 2008, in accordance with the Colorado Corporation Code ("CCC"). Accordingly, your consent is not required and is not being solicited in connection with the approval of the action.

The elimination of the need for a meeting of the stockholders to approve the above-referenced actions is authorized by C.R.S. 7-107-104, which provides that, if expressly provided for in the articles of incorporation, the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting of which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. According to C.R.S. 7-107-206, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company’s Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting, and in order to effectuate the actions as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company decided to utilize the written consent of the Majority Stockholders of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The entire cost of furnishing this Information Statement will be borne by the Company. The Board of Directors has fixed the close of business on February 11, 2008, as the record date (the "Record Date") for the determination of Stockholders who are entitled to receive this Information Statement.

Each share of our common stock entitles its holder to one vote on each matter submitted to the stockholders. However, because the stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by resolution; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the forgoing action will not become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about February __, 2008 to all Stockholders of record as of the Record Date.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Quarterly Report on Form 10-QSB for the quarter ended July 31, 2007;

2.	Annual Report on Form 10-KSB for the year ended April 30, 2007.

OUTSTANDING VOTING SECURITIES

As of the date of the Consent by the Majority Stockholders, February 11, 2008, the Company had 24,300,000 shares of Common Stock issued and outstanding, and there were no shares of Preferred Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval.  Preferred Stockholders are not entitled to vote on matters submitted for Stockholder approval.

On February 11, 2008, the holders of 15,075,000 shares representing approximately 62% of the 24,300,000 shares of Common Stock then outstanding executed and delivered to the Company a written consent approving the actions set forth herein. Since the action has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

The CCC provides in substance that if the Company's articles of incorporation provides that stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

MANAGEMENT

The following table sets forth the names, ages, and positions of our new executive officers and directors. Executive officers are elected annually by our Board of Directors. Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified.

Directors are elected annually by our stockholders at the annual meeting. Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

NAME	AGE	POSITION
David Dugas	51	Chairman, President, and Chief Executive Officer, and Director
Tony Primeaux	52	Vice President and Director
Michael Cavaleri	50	Director

The directors will serve until the annual meeting of the shareholders and until their respective successors have been elected and qualified or until death, resignation, removal or disqualification.

The Company’s by-laws provide that the number of directors to serve on the Board of Directors may be established, from time to time, by action of the Board of Directors. Vacancies in the existing Board are filled by a majority vote of the remaining directors on the Board. The Company’s executive officers are appointed by and serve at the discretion of the Board.

The Board of Directors has not yet established any committees and consequently does not have a nominating, audit or compensation committee. Action by the Board is done by the written consent of the entire board or by a majority of the directors at a meeting.

David Dugas

Mr. Dugas was elected as our President and Chairman on October 31, 2007. Prior to the merger of ESP Resources, Inc. with the Company, Mr. Dugas was one of the founders of ESP Resources in November, 2006 and was elected its President. Prior to joining ESP Resources, Inc., he was a co-founder in 2002 and a principal of a specialty water purification known as ULTRA PURE - ICEX Co., located in Lafayette, Louisiana, and sold his interests in 2006. Mr. Dugas received his BS degree in Petroleum Engineering from the University of Southwestern Louisiana in 1978 and is currently a member in the Society of Petroleum Engineers, a Lifetime Member of Phi Beta Kappa and a member of Tau Beta Pi National Engineering Society. Mr. Dugas is also a licensed Professional Petroleum Engineer in the States of Louisiana.

Tony Primeaux

Mr. Primeaux was elected as our Vice president and Director on October 31, 2007. He joined ESP Resources, Inc. in November, 2006 and served as its Vice President. Tony Primeaux was Operations Manager for Peake Energy Group, Inc., a specialty chemical company serving the Gulf South, also located in Lafayette, Louisiana, from 2001 through 2006. With over 29 years of experience in the value-added specialty chemical market, Mr. Primeaux has started, developed and sold several businesses serving the gas and oil production sector. Mr. Primeaux attended University of Louisiana at Lafayette, on an athletic scholarship.

Michael J. Cavaleri

Michael J. Cavaleri is currently a Director, but resigned as our president on October 31, 2007. Mr. Cavaleri has since 1990 been the Chief Financial Officer of Commercial Data Processing, Inc., of Fairfield, NJ, where he has directed the financial affairs, including the coordination of the fiscal policies and budgets, been involved with the reporting and analysis of financial results as well as improving profitability, contract and lease negotiations, and coordination of outside legal, accounting and tax functions. Improved reliability of financial management through the introduction and implementation of a department specific financial reporting system, automated the daily accounting system facilitating timely and accurate billing and accounts receivable management, directed the effort to implement EDI for client billing, developed a gross profit analysis program to ensure optimum profitability by customer, negotiated leases for office space and multi-year customer contracts worth in excess of $10 million with Fortune 100 companies, being involved in the acquisition of a subsidiary including the negotiation of financing, negotiate outsourcing arrangements with both domestic and international organizations, negotiate banking arrangements and lines of credit and provide guidance in raising capital through debt and equity opportunities, represented and negotiated over 20 financial contracts with various suppliers obtaining the best value on behalf of the company and its customer base, proactively manage the company's cash flow and capital expenditures, review all potential bid proposals for financial accuracy allowing the company to maintain a stable financial environment and coordinate and communicate all financial requests and results with the Senior Leadership Team, Board of Directors and external stakeholders to ensure all are aware of any and all potential and actual financial impacts.

Family Relationships

There are no family relationships between any of our directors or executive officers and any other directors or executive officers.

Conflicts of Interest

Certain potential conflicts of interest are inherent in the relationships between our officers and directors, and us.

From time to time, one or more of our affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that we own and operate. These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with ours with respect to operations, including financing and marketing, management time and services and potential customers. These activities may give rise to conflicts between or among the interests of us and other businesses with which our affiliates are associated. Our affiliates are in no way prohibited from undertaking such activities, and neither we nor our shareholders will have any right to require participation in such other activities.

Further, because we intend to transact business with some of our officers, directors and affiliates, as well as with firms in which some of our officers, directors or affiliates have a material interest, potential conflicts may arise between the respective interests of us and these related persons or entities.

We believe that such transactions will be effected on terms at least as favorable to us as those available from unrelated third parties.

With respect to transactions involving real or apparent conflicts of interest, we have adopted policies and procedures which require that: (i) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval, (ii) the transaction be approved by a majority of our disinterested outside directors, and (iii) the transaction be fair and reasonable to us at the time it is authorized or approved by our directors.

EXECUTIVE COMPENSATION

The following Executive Compensation Chart highlights the compensation for our executive officers. No other executive officers received salary and bonus for the prior three fiscal years.

					Long Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#) (#)	LTIP Payouts ($)	All Other Compensation ($)
David Dugas President, CEO (1)	2007	$52,500	$0	$0	N/A	N/A	N/A	N/A

Tony Primeaux Vice President	2007	$99,750	$0	$0	N/A	N/A	N/A	N/A

Michael Cavaleri (former CEO and President) (2)	2007 2006 2005	$0 $0 $0	$0 $0 $0	$0 $0 $0	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A

Angelo Luca (Vice President) (2)	2007 2006 2005	$0 $0 $0	$0 $0 $0	$0 $0 $0	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	$0 N/A N/A

(1) (2)
David Dugas was compensated $52,500 through the consulting firm, Diversified Consulting, LLC, of which Mr. Dugas is the principal.
Michael Cavaleri resigned as our Chief Executive Officer and President, and Angelo Luca resigned as our Vice President on October 31, 2007.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our common stock beneficially owned on February 11, 2008, for (i) each shareholder known to be the beneficial owner of 5% or more of our outstanding common stock, (ii) each of our officers and directors, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted. At February 11, 2008, 24,300,000 shares of our common stock were outstanding.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class (1)

Common Stock	David A. Dugas (2)(3) President, CEO, and Director P.O. Box 53846, Lafayette, LA 70505	4,560,000	18.77%

Common Stock	Tony J. Primeaux (4) Vice President, Director 408 Kilbourne Circle Carencro, LA 70520	2,200,000	9.05%

Common Stock	Michael Cavaleri (1) Director 750 Broad Street Shrewsbury, New Jersey 07702	800,000	3.29%

Common Stock	Donald Mitchell (5) 525 Melrose Ave. Winter Park, FL 32789	5,115,000	21.05%

Common Stock	Angelo Luca Former Officer and Director 750 Broad Street Shrewsbury, New Jersey 07702	100,000	*

Common Stock	All Executive Officers and Directors as a group (3)	7,560,000	31.11%

(1)  Based on 24,300,000 shares of our common stock outstanding as of January 24, 2008.
(2) Mr. Dugas’ shares in the amount of 3,712,000 are owned by DTAS 2006 Family Trust of which Mr. Dugas is a Trustee.
(3) Ms. Mary D. Dugas is the ex-wife of Mr. Dugas, and is the beneficial owner of 848,000 shares.
(4) Mr. Tony Primeaux is the beneficial owner of 2,200,000 shares. Mr. Primeaux’s daughter, Ms. Lindsay M. Primeaux is the beneficial owner of 100,000 shares and Mr. Primeaux’s daughter Amy Primeaux is the beneficial owner of 100,000 shares.
(5) Mr. Donald Mitchell is the beneficial owner of 5,115,000 shares through his trust DAM 2005 Family Trust or 21.05% of our outstanding stock.
(6) Mr. Gerard Primeaux is the beneficial owner of 2,400,000 shares.

DISSENTER’S RIGHTS OF APPRAISAL

The Stockholders have no right under the CCC, the Company’s articles of incorporation consistent with above or By-Laws to dissent from any of the provisions adopted as set forth herein.

REDOMESTICATION TO THE STATE OF DELAWARE

Pursuant to the requirements of C.R.S. 7-110-103, on February 11, 2008, the members of the Board of Directors of the Company proposed and recommended to the stockholders to discontinue its business in the State of Colorado and to redomesticate its business in the State of Delaware.  On February 11, 2008, the Majority Stockholders, by written consent in lieu of a meeting, approved the redomestication to the State of Delaware. No further consents, votes or proxies are or were necessary to effect the approval of the redomestication.

If the proposal had not been adopted by the Majority Stockholders, it would have been necessary for this action to have been considered by the Company’s stockholders at a special or annual stockholders’ meeting convened for at least the purpose of approving the redomestication.

Currently, the Company is incorporated and domiciled in the State of Colorado.  The Board and the Majority Stockholders have determined that it is in the strategic best interest of the Company for the Company to reincorporate as a Delaware corporation.  The Board believes that the redomestication to Delaware may enhance the Company’s ability to attract new investors in the future.  The voting and other rights that accompany the Company’s common stock will not be affected by the redomestication.

Our board of directors believes that being governed by Delaware law will be beneficial to our company, because Delaware has detailed laws governing the organization and operation of a business corporation that are more favorable and flexible than comparable provisions of Colorado law. In addition, it is less expensive to operate as a corporation under Delaware law than Colorado law. For the foregoing reasons, many corporations throughout the United States that have initially chosen another state for their incorporation, have subsequently reincorporated in Delaware in a manner similar to our proposal for reincorporation.

AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO SET PAR VALUE

Pursuant to the requirements of C.R.S. 7-110-103, on February 11, 2008, the members of the Board of Directors of the Company proposed and recommended to the stockholders to amend the Company’s Articles of Incorporation to set a par value for the Company’s common stock at $.001 per share and for the Company’s preferred stock at $.001 per share. On February 11, 2008, the Majority Stockholders, by written consent in lieu of a meeting, approved a Certificate of Amendment to the Company’s Articles of Incorporation. No further consents, votes or proxies are or were necessary to effect the approval of the Certificate of Amendment to the Company’s Articles of Incorporation.

If the proposal had not been adopted by the Majority Stockholders, it would have been necessary for this action to have been considered by the Company’s stockholders at a special or annual stockholders’ meeting convened for at least the purpose of approving the change to the par values.

Our board of directors and stockholders holding a majority of the voting power of the Company believe that changing the par value of our common stock and preferred stock is in the best interests of the Company and our stockholders.  Our common stock and our preferred stock currently have no par value.  The change in par value to $.001 will enable the Company to realize significant reductions in the amount of the filing fees charged by various states for filing its amended Certificate of Incorporation.

No other rights and preferences of shareholders of our common stock or preferred stock shall be effected by this proposal.

EFFECTIVE DATE OF AMENDMENTS

Pursuant to Rule 14c-2 under the Exchange Act, the effective date of the action stated herein, shall not occur until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on March _, 2008.

By Order of the Board of Directors /s/ David Dugas David Dugas President